Exhibit 99.1

JOINT FILING AGREEMENT

We, the signatories of the statement to which this Joint Filing Agreement is attached, hereby agree that such statement is filed, and any amendments thereto filed by either or both of us, will be filed on behalf of each of us.

Date: October 25, 2012	COSA – NOVA FASHIONS LIMITED

By:	/s/ Miguel S. Goldgrub
Miguel S. Goldgrub, also known as Michael Gold
President and Secretary

Date: October 25, 2012	MIGUEL S. GOLDGRUB

By:	/s/ Miguel S. Goldgrub
Miguel S. Goldgrub, also known as Michael Gold